UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2018

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33092	04-2825458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 5, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 19,299,766 shares of the Company’s common stock were entitled to vote as of April 9, 2018, the record date for the Annual Meeting, of which 17,656,406 shares were present in person or represented by proxy at the Annual Meeting.

(b) Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of three Class III directors nominated by the Board of Directors for three-year terms and (ii) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2018.

Set forth below is information concerning each matter submitted to a vote at the Annual Meeting.

Proposal No. 1 – Election of Directors

By a majority of votes cast, the stockholders elected the following three nominees as Class III directors for a term of three years expiring upon the 2021 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Lawrence J. Jasinski received a vote of 11,779,506 shares for, 4,223,310 shares withheld and 1,653,590 broker non-votes. John J. O’Connor received a vote of 15,393,190 shares for, 609,626 shares withheld and 1,653,590 broker non-votes. Joseph P. Pellegrino, Jr. received a vote of 13,831,774 shares for, 2,171,042 shares withheld and 1,653,590 broker non-votes.

Proposal No. 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

By a majority of votes cast, the stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 with a vote of 17,593,284 shares for and 19,604 shares against, with 43,518 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: June 8, 2018	By	/s/ Joseph P. Pellegrino, Jr.
Name: Joseph P. Pellegrino, Jr.
Title: Chief Financial Officer and Secretary